UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 15, 2024
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NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
(415) 660-5320
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On October 15, 2024, the board of directors (the “Board”) of Nurix Therapeutics, Inc. (the “Company”), following a recommendation from the Nominating and Corporate Governance Committee of the Board, appointed Anil Kapur to serve as a director of the Company and as a member of the Development Advisory Committee of the Board (the “Development Advisory Committee”), effective immediately. Mr. Kapur will serve as a Class I director whose term will expire at the Company’s 2027 annual meeting of stockholders.
Mr. Kapur’s compensation will be as provided under the Company’s non-employee director compensation program (the “Non-Employee Director Compensation Program”). In connection with his election as a non-employee director of the Board and consistent with the Non-Employee Director Compensation Program, Mr. Kapur will receive a pro rata portion of the $50,000 annual retainer for service as a director for the remaining portion of the Company’s fiscal year ending November 30, 2024, and a pro rata portion of the $5,000 annual retainer for service as a member of the Development Advisory Committee of the Board for the remaining portion of the Company’s fiscal year ending November 30, 2024. In addition, consistent with the Non-Employee Director Compensation Program, the Board granted to Mr. Kapur, effective October 15, 2024 (the “Grant Date”), a stock option to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price equal to the closing sale price of the Common Stock on the Grant Date, as reported by the Nasdaq Global Market, which will vest monthly over three years, subject to Mr. Kapur’s continued service as a director on the Board (the “Initial Award”). Mr. Kapur will also receive the customary annual equity compensation paid to non-employee directors on the date of each annual meeting of stockholders, which as currently constituted under the Non-Employee Director Compensation Program shall consist of a stock option to purchase 25,000 shares of Common Stock, vesting on the earlier of the date of the next annual meeting of stockholders or one year from the date of grant, subject to Mr. Kapur’s continued service as a director on the Board through such date (each such award, an “Annual Award”). The Initial Award and each Annual Award will accelerate in full upon the consummation of a Corporate Transaction (as defined in the Company’s 2020 Equity Incentive Plan).
The Company has entered into its standard form of indemnification agreement with Mr. Kapur. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 2, 2020 (File No. 333-239651) and is incorporated by reference herein.
There are no arrangements or understandings between Mr. Kapur and any other persons pursuant to which Mr. Kapur was selected as a member of the Board. There are also no family relationships between Mr. Kapur and any director or executive officer of the Company, nor does Mr. Kapur have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
A copy of the press release announcing Mr. Kapur’s appointment to the Board is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit No.	Exhibit Title or Description

99.1	Press Release dated October 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: October 16, 2024	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
Chief Legal Officer and Secretary
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